                                                                    EXHIBIT 4.1
                                                                    -----------







    ______________________________________________________________________




                        THE PROVIDENCE JOURNAL COMPANY


                                      and


                       THE FIRST NATIONAL BANK OF BOSTON


                                 Rights Agent




                  ___________________________________________




                               Rights Agreement




                      Dated as of [_____________________]



    ______________________________________________________________________

                       TABLE OF CONTENTS

                                                          Page

Section 1.    Certain Definitions. . . . . . . . . . . . . . .2

Section 2.    Appointment of Rights Agent. . . . . . .. . . . 9

Section 3.    Issue of Right Certificates. . . . . . . . . . 10

Section 4.    Form of Right Certificates. . . . . . . . . . .13

Section 5.    Countersignature and Registration. . . . . . . 15

Section 6.    Transfer, Split Up, Combination and

              Exchange of Right Certificates;

              Mutilated, Destroyed, Lost or Stolen

              Right Certificates. . . . . . . . . . . . . . .16

Section 7.    Exercise of Rights; Purchase Price;

              Expiration Date of Rights. . . . . . . . . . . 25

Section 8.    Cancellation and Destruction of Right

              Certificates. . . . . . . . . . . . . . . . . .28

Section 9.    Reservation and Availability of Shares of

              Common Stock. . . . . . . . . . . . . . . . . .28

Section 10.   Common Stock Record Date. . . . . . . . . . . .29

Section 11.   Adjustment of Purchase Price, Number of

              Shares or Number of Rights, Exchange

              Option. . . . . . . . . . . . . . . . . . . . .30

Section 12.   Certification of Adjusted Purchase Price

              or Number of Shares. . . . . . . . . . . . . . 49

Section 13.   Consolidation, Merger or Sale or Transfer

              of Assets or Earning Power. . . . . . . . . . .50

Section 14.   Fractional Rights and Fractional

              Shares. . . . . . . . . . . . . . . . . . . . .58

Section 15.   Rights of Action. . . . . . . . . . . . . . . .59

Section 16.   Agreement of Right Holders. . . . . . . . . . .60

Section 17.   Right Certificate Holder Not Deemed a

              Stockholder. . . . . . . . . . . . . . . . . . 61

Section 18.   Concerning the Rights Agent. . . . . . . . . . 61

Section 19.   Merger or Consolidation or Change of

              Name of Rights Agent. . . . . . . . . . . . . .62

Section 20.   Duties of Rights Agent. . . . . . . . . . . . .64

Section 21.   Change of Rights Agent. . . . . . . . . . . . .69

Section 22.   Issuance of New Right Certificates . . . . . . 71

Section 23.   Redemption. . . . . . . . . . . . . . . . . . .71

Section 24.   Notice of Proposed Actions. . . . . . . . . . .73

Section 25.   Notices. . . . . . . . . . . . . . . . . . . . 75

Section 26.   Supplements and Amendments. . . . . . . . . . .76

Section 27.   Successors. . . . . . . . . . . . . . . . . . .78

Section 28.   Benefits of this Agreement. . . . . . . . . . .78

Section 29.   Governing Law. . . . . . . . . . . . . . . . . 78

Section 30.   Counterparts. . . . . . . . . . . . . . . . . .79

Section 31.   Severability. . . . . . . . . . . . . . . . . .79

Section 32.   Descriptive Readings. . . . . . . . . . . . . .79

Section 33.  Determinations and Actions Taken by the

              Board of Directors. . . . . . . . . . . . . . .79

                               RIGHTS AGREEMENT
                               ----------------


    This Agreement, dated as of___________, 1995 between The Providence Journal Company, a Delaware corporation (the "Company"), and The First National Bank of Boston, a national banking association (the "Rights Agent"):

                             W I T H E S S E T H:
                             - - - - - - - - - -

    WHEREAS, the Board of Directors of the Company has authorized and declared a dividend distribution of one right (a "Class A Right") for each share of Class A Common Stock, par value $1.00 per share, of the Company (the "Class A Common Stock"), and one right (a "Class B Right") for each share of Class B Common Stock, par value $1.00 per share, of the Company (the "Class B Common Stock") outstanding at the Close of Business on [____________] (with the Class A Rights and the Class B Rights being hereinafter referred to as the "Rights" and the Class A Common Stock and the Class B Common Stock being hereinafter collectively referred to as the "Common Stock"); and

    WHEREAS, the Board of Directors of the Company has authorized the issuance of one Class A Right with respect to each share of Class A Common Stock and one Class B Right with respect to each share of Class B Common Stock that shall become outstanding between [______________] and the earlier of the Distribution Date or the Expiration Date (as such terms are hereinafter defined) or the date, if any, on which such rights are redeemed, each Class A Right representing the right to purchase one share of Class A Common Stock, and each Class B Right representing the right to purchase one share of Class B Common Stock, each upon the terms and subject to the conditions hereinafter set forth.

    NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

    Section 1.  Certain Definitions. For purposes of this Agreement, the
                -------------------
following terms have the meanings indicated:

        (a) "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of a Substantial Block, but shall not include a Specified Person.

        (b) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule l2b-2 of the General Rules and Regulations under the Securities Exchange Act of l934, as amended (the "Exchange Act"), as in effect as of the date hereof.

        (c) A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to "Beneficially Own," any securities:

                  (i)  which such Person or any of such
             Person's Affiliates or  Associates
             beneficially owns, directly or indirectly;

                  (ii)  which such Person or any of such
             Person's Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether written or unwritten), or upon the exercise of any conversion, exchange or purchase rights (other than the Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for payment, or (B) the right to vote pursuant to any agreement, arrangement or understanding (whether written or unwritten); or

                  (iii)  which are beneficially owned,
             directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding

             (whether written or unwritten) for the purpose of acquiring, holding, voting or disposing of any securities of the Company;

provided, however, that a Person shall not be deemed the Beneficial Owner of, or
- --------  -------
to Beneficially Own, any security if the agreement, arrangement or understanding to vote such security arises solely from a revocable proxy or consent given to such Person in response to a proxy or consent solicitation, and provided,
                                                                --------
further, that nothing in this paragraph (c) shall cause a person engaged in
- -------
business as an underwriter of securities to be the Beneficial Owner of, or to Beneficially Own, any securities acquired through such person's participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

        (d) "Business Day" shall mean any day other than a Saturday, Sunday or day on which banking institutions in the State of Rhode Island or Commonwealth of Massachusetts are authorized or obligated by law or executive order to close.

        (e) "Close of Business" on any given date shall mean 5:00 P.M., Eastern time, on such date; provided, however, that if such date is not a Business
                        --------  -------
    Day it shall mean 5:00 P.M., Eastern time, on the next succeeding Business Day.

        (f) "Common Stock" shall have the meaning assigned to it in the recital, and "common stock" (i) when used with reference to any Person other than the Company shall mean the capital stock with the greatest Voting Power of such Person or, if such Person is a Subsidiary of another Person, the Person which ultimately controls such first-mentioned Person and (ii) when used with reference to any Person other than the Company which shall not be organized in corporate form shall mean units of beneficial interest which
    (A) shall represent the right to participate generally in the profits and losses of such Person (including, without limitation, any flow-through tax benefits resulting from an ownership interest in such Person) and which (B) shall be entitled to exercise the greatest Voting Power of such Person or, in the case of a limited partnership, shall have the power to remove the general partner or partners.

        (g) "Continuing Director" shall mean any member of the Board of Directors of the Company (while such Person is a member of the Board) who is not an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, or a representative of an Acquiring Person or of any such Affiliate or Associate, and who either (i) was a member of the Board prior to the time that any Person became an Acquiring Person (or, for the purposes of the further proviso in Section 23 hereof, prior to the date on which the change in a majority of the directors occurs), or (ii) became a member of the Board subsequent to the time that any Person became an Acquiring Person, if such Person's nomination for election or election to the Board was recommended or approved by a majority of the Continuing Directors then in office.

        (h) "Current Value" with respect to the Common Stock shall have the meaning assigned to it in Section 11(d). "Current Value" with respect to the Rights shall have the meaning assigned to it in Section l4.

        (i)  "Distribution Date" shall have the meaning assigned to it in
    Section 3.

        (j)  "Exchange Act" shall have the meaning assigned to it in Section
    1(b).

        (k) "Exchange Ratio" shall have the meaning assigned to it in Section 11(a)(ii).

        (l)  "Expiration Date" shall have the meaning assigned to it in Section
    7.

        (m) "Person" shall mean any individual, firm, corporation or other entity and shall include any successor by merger or otherwise to such entity.

        (n)  "Purchase Price" shall have the meaning assigned to it in Section
    4.

        (o) "Redemption Price" shall have the meaning assigned to it in Section 23.

        (p) "Specified Person" shall mean (i) the Company, (ii) any Subsidiary of the Company, (iii) any employee benefit plan or employee stock plan of the Company or of any Subsidiary of the Company or any Person organized, appointed, established or holding Common Stock by, for or pursuant to, the terms of any such plan, (iv) any Person who acquires a Substantial Block in connection with a transaction or series of transactions approved prior to such transaction or transactions by the Board of Directors of the Company,
    (v) any Person who Beneficially Owns, or is the owner of record of, one or more shares of Common Stock as of the date hereof, or any spouse or lineal descendant of such Person, or any revocable trust the settlor of which is such Person, spouse or lineal descendant, whether such Person acts alone or pursuant to any agreement, arrangement or understanding (whether written or unwritten and which is for the purpose of acquiring, holding, voting or disposing of any securities of the Company) with any other Person which is a Specified Person solely by operation of this clause (v) of this Section 1(p), (vi) any Person who involuntarily becomes a Beneficial Owner of a

    Substantial Block solely because of a purchase, retirement, redemption or other acquisition of any shares of Common Stock by the Company which reduces the total number of outstanding shares of Common Stock, and without any volitional action on the part of such Person, and (vii) any Person who becomes a Beneficial Owner of a Substantial Block because of any testamentary transfer or otherwise through the laws of descent and distribution, or as the recipient of any bona fide gift.

        (q) "Stock Acquisition Date" shall mean the first date of public announcement by an Acquiring Person (or determination by the Company, whether or not announced publicly) that an Acquiring Person has become such.

        (r) "Subsidiary" shall mean, with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power sufficient, in the absence of contingencies, to elect a majority of the board of directors or other persons performing similar functions, or, in the case of a limited partnership, to remove the general partner or partners, are at the time directly or indirectly owned by such Person or any Affiliate of such Person.

        (s) "Substantial Block" shall mean a number of shares of Common Stock having in the aggregate 10% or more of the Voting Power of the Company.

        (t) "Voting Power", when used with reference to the capital stock of, or units of equity interests in, any Person shall mean the power to vote in the election of directors of such Person (if such Person is a corporation) or to participate in the management and control of such Person (if such Person is not a corporation). For purposes of determining the percentage of Voting Power of a Person with respect to the Company at any such time, such Voting Power shall be calculated by dividing the number of votes such Person is entitled to cast by the total number of votes which may be cast at the time of such calculation.



    Section 2.  Appointment of Rights Agent. The Company hereby appoints the
                ---------------------------
Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3, shall prior to the Distribution Date also be the holders of Common Stock) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Rights Agent or Agents (including itself) as it may deem necessary or desirable.

    Section 3.  Issue of Right Certificates. (a) The "Distribution Date" shall
                ---------------------------
mean the earlier of (i) the tenth Business Day after the date of the commencement of a tender or exchange offer (as determined in good faith by the Board of Directors which may in its discretion refer to Rule 14d-2(a) (or any successor rule) under the Exchange Act, notwithstanding that such Rule is inapplicable to such offer) by any Person (other than a Specified Person) for a number of shares of the outstanding Common Stock having 15% or more of the Voting Power, unless during such ten Business Day period the Company's Board of Directors declares that the tenth Business Day following such tender or exchange offer shall not be a Distribution Date, or (ii) the tenth Business Day after a Stock Acquisition Date. Up to and including the Distribution Date, (x) the Class A Rights will be evidenced by the certificates for Class A Common Stock, and the Class B Rights will be evidenced by the certificates for Class B Common Stock, registered in the names of the holders of such Common Stock (which certificates for such Common Stock shall be deemed also to be Right Certificates) and not by separate Right Certificates, and (y) the right to receive Right Certificates will be transferable only in connection with the transfer of Common Stock. As soon as practicable after the Distribution Date, the Rights Agent will mail, by first-class, insured, postage prepaid mail, to the record holders of Common Stock as of the Close of Business on the Distribution Date, as shown by the records of the Company at the Close of Business on the Distribution Date, at the address of such holder shown on such records, a Right Certificate, in substantially the form of Exhibit A hereto, evidencing one Class A Right for each share of Class A Common Stock, and one Class B Right for each share of Class B Common Stock, so held.

    (b) On [_______________] or as soon as practicable thereafter, the Company will send a copy of a Summary of Rights to Purchase Common Stock ("Summary of Rights"), in substantially the form attached hereto as Exhibit B, by first-class mail, postage prepaid, to each record holder of Common Stock as of the Close of Business on [______________], at the address of such holder shown on the records of the Company.

    (c) As soon as practicable, the Company will cause certificates for Common Stock issued after [_________________], but prior to the earlier of the Distribution Date or the Expiration Date or the date, if any, on which the Rights are redeemed, to have impressed on, printed on, written on or otherwise affixed to them the following legend:

         This certificate also entitles the holder hereof to certain Rights as set forth in a Rights Agreement between The Providence Journal Company and The First National Bank of Boston, dated as of [____________], as the same shall be amended from time to time (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of The Providence Journal Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Providence Journal Company will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement) or one of certain transferees thereof, whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void as provided in Section 7(e) of the Rights Agreement. The Rights are subject to a right of first offer set forth in Section 6(d) of the Rights Agreement. Under the Rights Agreement the transfer of the Rights represented by the Rights certificate is restricted as provided in Section 6(c) and Section 6(d) of the Rights Agreement. (Preceding sentence to be included only on Class B Common Stock certificates).

With respect to such certificates containing the foregoing legend, until the Distribution Date, the Rights associated with Common Stock represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Common Stock certificate.

    (d) Until the Distribution Date, the surrender for transfer of any of the certificates for Common Stock outstanding on or after the Close of Business on [__________________]; with or without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with Common Stock represented by such certificates. After the Distribution Date, the Rights will be evidenced solely by the Right Certificates.

    Section 4.  Form of Right Certificates. (a) The Right Certificates (and the
                --------------------------
forms of assignment and of election to purchase shares to be printed on the reverse thereof) shall be in substantially the form of Exhibit A hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or made by any applicable stock exchange. Subject to the provisions of Section 11 and
Section 22, the Right Certificates, whenever issued, shall be dated as of [_______________], and on their face shall entitle the holders thereof to purchase such number of shares of Class A Common Stock or Class B Common Stock, as the case may be, as shall be set forth therein at the price per share set forth therein (the "Purchase Price"), but the number of such shares and the Purchase Price shall be subject to adjustment as provided herein.

    (b) Any Right Certificate issued pursuant to Section 3(a) or Section 22 that represents Rights Beneficially Owned by: (i) an Acquiring Person or any Associate or Affiliate of such Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom such Acquiring Person has any continuing agreement, arrangement or understanding (whether written or unwritten) regarding the transferred Rights or (B) a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding (whether written or unwritten) which has as a primary purpose or effect avoidance of Section 7(e), and any Right Certificate issued pursuant to
Section 6 or Section 11 upon transfer, exchange, replacement or adjustment of any other Right Certificate referred to in this sentence, shall contain (to the extent feasible and reasonably identifiable as such) the following legend:

        The Rights represented by this Right Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement) or one of certain transferees thereof. Accordingly, under certain circumstances as provided in the Rights Agreement, this Right Certificate and the Rights represented hereby may become null and void as provided in
        Section 7(e) of such Agreement.

    Section 5.  Countersignature and Registration.
                ---------------------------------
(a) The Right Certificates shall be executed on behalf of the Company by its Chairman of the Board, its President or any Vice President, either manually or by facsimile signature, and have affixed thereto the Company's seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent, issued and delivered with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

    (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its office designated for such purpose, which as of the date hereof is located at The First National Bank of Boston, 150 Royall Street, Mail Stop 45-02-16, Canton, Massachusetts 0202l, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each Right Certificate, the date of each Right Certificate and the number of each Right Certificate.

    Section 6.  Transfer, Split Up, Combination and Exchange of Right
                -----------------------------------------------------
Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates. (a)
- ---------------------------------------------------------------------
Subject to the provisions of Section 6(c), Section 6(d), Section 7(e) and
Section 14, at any time after the Close of Business on the Distribution Date, and prior to the Close of Business on the Expiration Date or the day prior to the day, if any, on which the Rights are to be redeemed pursuant to Section 23, any Right Certificate or Certificates may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase such number of shares of Class A Common Stock or Class B Common Stock as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate shall make such request in writing, signed by the registered holder with such signature guaranteed in such manner as is reasonably satisfactory to the Rights Agent, delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the office of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Right Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request. Thereupon the Rights Agent shall, subject to Section 6(c),
Section 6(d), Section 7(e) and Section 14, countersign and deliver to the person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

    (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, if requested by the Company, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate, if mutilated, the Company will execute and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

    (c) (l) No Person holding Class B Rights may transfer, whether by sale, assignment, gift, devise, bequest, appointment or otherwise, such Class B Right except to a "Permitted Transferee" of such Holder, provided, however, that a Holder of Class B Rights may sell, and the Company may purchase from such Person, Class B Rights. The term "Permitted Transferee" shall have the following meaning:

        (A) In the case of a Holder of Class B Rights who is a natural person holding record and beneficial ownership of the Class B Rights in question, "Permitted Transferee" means: (i) the spouse of such Holder of Class B Rights, (ii) a parent of such Holder of Class B
    Rights, (iii) a lineal descendant of a parent of such Holder of Class
    B Rights (said lineal descendants, together with the Holder of Class B Rights and his or her parents and spouse, are hereinafter referred to as "Family Members" of such Holder of Class B Rights), (iv) the trustee of a trust solely for the benefit of one or more Family Members of such Holder of Class B Rights, and (v) a corporation, all the outstanding capital stock of which is owned by, or a partnership, all of the partners of which are, one or more of such Holder of Class B Rights Family Members, provided that if any share of capital stock of such corporation (or any survivor of a merger or a consolidation of such a corporation), or any partnership interest in such a partnership, is acquired by any person who is not a Family Member of a Holder of Class B Rights, all Class B Rights then held by such corporation or partnership, as the case may be, shall be deemed without further act on anyone's part to be converted into Class A Rights and shall thereupon and thereafter be deemed to represent a like number of Class A Rights.

        (B) In the case of a Holder of Class B Rights holding the Class B Rights in question as trustee pursuant to a trust other than a trust described in paragraph (c)(l)(C) below, "Permitted Transferee" means (i) the person who established such trust; and (ii) a Permitted Transferee of the Person who established such trust determined pursuant to paragraph (c)(1)(A) above.

        (C) In the case of a Holder of Class B Rights holding Class B Rights in question as trustee pursuant to a trust which was irrevocable on the record date for determining the persons to whom Class B Common Stock was first distributed by the Company (the "Record Date"), "Permitted Transferee" means any person to whom or for whose benefit principal may be distributed either during or at the end of the term of such trust whether by power of appointment or otherwise.

        (D) In the case of a Holder of Class B Rights holding record (but not beneficial) ownership of Class B Rights in question as nominee for the person who was the beneficial owner thereof on the Record Date, "Permitted Transferee" means such beneficial owner and a Permitted Transferee of such beneficial owner determined pursuant hereto.

        (E) In the case of a Holder of Class B Rights which is a partnership holding record and beneficial ownership of the Class B Rights in question, "Permitted Transferee" means any partner of such partnership.

        (F) In the case of a Holder of Class B Rights which is a corporation holding record and beneficial ownership of Class B Rights in question, "Permitted Transferee" means any stockholder of such corporation receiving Class B Rights through a dividend or through a distribution made upon liquidation of such corporation and a survivor of a merger or consolidation of such corporation.

        (G) In the case of a Holder of Class B Rights which is the estate (or representative thereof) of a deceased Holder of Class B Rights or which is the estate of a bankrupt or insolvent Holder of Class B Rights and provided such deceased, bankrupt or insolvent Holder of Class B Rights, as the case may be, held record or beneficial ownership of Class B Rights in question, "Permitted Transferee" means a Permitted Transferee of such deceased, bankrupt or insolvent Holder of Class B Rights as determined pursuant to paragraphs (c)(1)(A), (B) and (C) above, as the case may be.

    (2) Notwithstanding anything to the contrary set forth herein, any Holder of Class B Rights may pledge such Class B Rights to a pledgee pursuant to a bona fide pledge of such Rights as collateral security for indebtedness due to the pledgee, provided that such Rights shall not be transferred to or registered in the name of the pledgee and shall remain subject to the provisions of this paragraph (c). In the event of foreclosure or other similar action by the pledgee, such pledged Class B Rights may only be transferred to a Permitted Transferee of the pledgor or converted into Class A Rights, as the pledgee may elect.

    (3) Any purported transfer of Class B Rights, other than to a Permitted Transferee shall be null and void and of no effect and the purported transfer by a Holder of Class B Rights, other than to a Permitted Transferee, will result in the immediate and automatic conversion of the Class B Rights of such holder into Class A Rights.

    (4) Class B Rights shall be registered in the name(s) of the beneficial owner(s) thereof (as hereafter defined) and not in "street" or "nominee" names; provided, however, that certificates representing Class B Rights may be registered in "street" or "nominee", name if such Rights are being held in such manner only for the benefit of a Holder of Class B Rights(s) who is the beneficial owner(s) of such Rights. For the purposes of this paragraph (c), the term "beneficial owner(s)" of any Class B Rights shall mean the person or persons who possess the power to dispose of, or to direct the disposition of, such Rights. Any Class B Rights registered in "street" or "nominee" name may be transferred to the beneficial owner of such Rights upon proof satisfactory to the Company that such person is in fact the beneficial owner of such Rights.

Any Class B Rights to be registered in "street" or "nominee" name may be so registered only upon proof satisfactory to the Company that such Rights are to be held only for the benefit of a Holder of Class B Rights(s) who is the beneficial owner(s) of such Rights.

    (5) The Company shall note on the certificates representing the Class B Rights the restrictions on transfer and registration of transfer imposed by this paragraph (c). The Company may, as a condition to the transfer of or the registration of transfer of Class B Rights to a purported Permitted Transferee, require the furnishing of such affidavits or other proof as it deems necessary to establish that such transferee is a Permitted Transferee.

    (6)  For purposes of this paragraph (c):

             (i) Each joint owner of Class B Rights shall be considered a Holder of Class B Rights of such Rights.

             (ii) A minor for whom Class B Rights are held pursuant to a Uniform Gifts to Minors Act or similar laws shall be considered a Holder of Class B Rights of such Rights.

             (iii) The relationship of any Person that is derived by or through legal adoption shall be considered a natural one.

        (d) The Company shall have the right in case of a proposed sale of Rights of the Company by any Holder of such Rights thereof to purchase said Rights at the lowest price at which said Holder of such Rights is willing to sell before the same shall be sold by him to any other party; provided, however, that the Company shall exercise its
                 --------  -------
    right to purchase within fifteen (15) days after receipt of written notice of said Holder of such Rights desire to sell said Rights and the price at which he is willing to sell. If the Company shall decide to purchase said Rights, the Holder of such Rights shall, upon tender of the purchase price thereof, transfer to the Company the Rights so sold. If the Company shall not accept said offer within said period of fifteen (15) days, the Holder of such Rights may at any time within thirty (30) days after the expiration of said fifteen (15) day period sell said Rights (and no more) at a price not lower than that at which it was offered to the Company without re-offering it to the Company.

    Section 7. Exercise of Rights; Purchase Price; Expiration Date of Rights.
               -------------------------------------------------------------
(a) Subject to Section 6(c), Section 6(d) and Section 7(e) and unless previously redeemed, the registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein including, without limitation, the restrictions on exercisability set forth in
Section 9 and Section 23) in whole or in part at any time after the date on which the Company's right to redeem has expired, upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the Purchase Price for each share of Class A Common Stock or Class B Common Stock, as the case may be, as to which the Rights are exercised, at or prior to the Close of Business on______________, 2005, or such other date to which the Rights may be extended, (the latest of such dates being hereinafter referred to as the "Expiration Date").

    (b) The Purchase Price for a share of Class A Common Stock and the Purchase Price for a share of Class B Common Stock pursuant to the exercise of either a Class A Right or a Class B Right, as the case may be, shall initially be $___________, and shall each be subject to adjustment from time to time as provided in Sections 11 and 13 and shall be payable in lawful money of the United States of America.

    (c) Upon receipt of a Right Certificate, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for the shares to be purchased and an amount equal to any applicable transfer tax in cash, or by certified check or money order payable to the order of the Company, the

Rights Agent shall, subject to this Section 7, thereupon promptly (i) requisition from any transfer agent of Class A Common Stock or Class B Common Stock, as appropriate, a certificate for the number of shares of Class A Common Stock or Class B Common Stock to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of a fractional share in accordance with Section 14 and (iii) promptly after receipt of such certificate, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, and, when appropriate, after receipt promptly deliver such cash to or upon the order of the registered holder of such Right Certificate.

    (d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 14.

    (e) Notwithstanding anything in this Agreement to the contrary, any Rights that are or were, at any time on or after the Distribution Date, beneficially owned by an Acquiring Person or any Affiliate or Associate of an Acquiring Person shall be null and void and the holder of any such Right (including any subsequent holder), whether or not a Right Certificate shall have been issued evidencing such Rights, shall not have any right to exercise any such Right under this Rights Agreement.

    (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

    Section 8.  Cancellation and Destruction of Right Certificates. All Right
                --------------------------------------------------
Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates to the Company.

    Section 9.  Reservation and Availability of Shares of Common Stock. The
                ------------------------------------------------------
Company covenants and agrees that it shall (a) take all such action as may be necessary to insure that all shares of Class A Common Stock and Class B Common Stock delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable, and (b) pay when due and payable any and all Federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any shares of Common Stock upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer involved in the transfer or delivery of Right Certificates or the issuance or delivery of certificates for Common Stock in a name other than that of the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or deliver any certificates for shares of Common Stock upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

    Section 10.  Common Stock Record Date. Each Person in whose name any
                 ------------------------
certificate for shares of Class A Common Stock or Class B Common Stock is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such Common Stock represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such
                                     --------  -------
surrender and payment is a date upon which Class A Common Stock or Class B Common Stock transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the relevant transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a stockholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

    Section 11.  Adjustment of Purchase Price, Number of Shares or Number of
                 -----------------------------------------------------------
Rights, Exchange Option. The Purchase Price with respect to Class A Common
- -----------------------
Stock, the Purchase Price with respect to Class B Common Stock, the number of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

    (a)(i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on Class A Common Stock or Class B Common Stock payable in shares of Class A Common Stock or Class B Common Stock, (B) subdivide the outstanding Class A Common Stock or Class B Common Stock, (C) combine the outstanding Class A Common Stock or Class B Common Stock into a smaller number of shares or (D) issue any shares of its capital stock in a reclassification of Class A Common Stock or Class B Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), except as otherwise provided in this
Section 11(a), then and in each such event:

    (1) the number of shares of Class A Common Stock issuable upon the exercise of a Class A Right, and the Purchase Price for such Class A Right payable after such event shall be proportionately adjusted so that the Holder of any Class A Right exercised after such time shall be entitled to receive, upon payment of the Purchase Price then in effect, the aggregate number of shares of Class A Common Stock which, if such Class A Right had been exercised immediately prior to such date and at a time when the Class A Common Stock transfer books of the Company were open, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification, and

    (2) the number of shares of Class B Common Stock issuable upon the exercise of a Class B Right, and the Purchase Price for such Class B Right payable after such event shall be proportionately adjusted so that the Holder of any Class B Right exercised after such time shall be entitled to receive, upon payment of the Purchase Price then in effect, the aggregate number of shares of Class B Common Stock which, if such Class B Right had been exercised immediately prior to such date and at a time when the Class B Common Stock transfer books of the Company were open, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification.

If an event occurs which would require an adjustment under both Section 11(a)(i) and Section 11(a)(ii), the adjustment provided for in Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to
Section 11(a)(ii).

        (ii)  In the event that

        (A) on or at any time after a Stock Acquisition Date, directly or indirectly, any Person (other than a wholly owned Subsidiary of the Company) shall merge into the Company or any of its Subsidiaries or otherwise combine with the Company or any of its Subsidiaries and the Company or such Subsidiary shall be the continuing or surviving corporation of such merger or combination, or any Person shall sell or otherwise transfer, in one or more transactions, assets to the Company or any of its Subsidiaries in exchange for 50% or more of the shares of any class of capital stock of the Company or any of its Subsidiaries, and any class of Common Stock of the Company shall remain outstanding and unchanged, or at any time after the date of this Agreement, directly or indirectly, any Acquiring Person shall
    (1) in one or more transactions, transfer any assets to the Company or any of its Subsidiaries in exchange (in whole or in part) for shares of any class of capital stock of the Company or any of its Subsidiaries or for securities exercisable for or convertible into shares of any class of capital stock of the Company or any of its Subsidiaries or otherwise obtain from the Company or any of its Subsidiaries, with or without consideration, any additional shares of any class of capital stock of the Company or any of its Subsidiaries or other securities exercisable for or convertible into shares of any class of capital stock of the Company or any of its Subsidiaries (other than as part of a pro rata distribution to all holders of Common Stock), (2) sell, purchase, lease, exchange, mortgage, pledge, transfer or otherwise dispose of (in one or more transactions), to, from or with, as the case may be, the Company or any of its Subsidiaries, assets on terms and conditions less favorable to the Company or such Subsidiary than the Company or such Subsidiary would be able to obtain in arm's-length negotiation with an unaffiliated third party, (3) receive any compensation from the Company or any of the Company's Subsidiaries other than compensation for full-time employment as a regular employee, or fees for serving as director, at rates in accordance with the Company's (or its Subsidiaries') past practices, or (4) receive the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance provided by the Company or any of its Subsidiaries on terms and conditions less favorable to the Company or such Subsidiary than the Company or such Subsidiary would be able to obtain in arm's-length negotiation with an unaffiliated party,

        (B) during such time as there is an Acquiring Person, there shall be any reclassification of securities (including any reverse stock split), or recapitalization of the Company, or any merger or consolidation of the Company with any of its Subsidiaries or any other similar transaction or series of transactions involving the Company or any of its Subsidiaries (whether or not with or into or otherwise involving an Acquiring Person) which has the effect, directly or indirectly, of increasing by more than 1% the proportionate share of the outstanding shares of any class of equity securities or of securities exercisable for or convertible into equity securities of the Company or any of its Subsidiaries which is directly or indirectly owned by any Acquiring Person or any Associate or Affiliate of any Acquiring Person or

        (C) any Person (other than a Specified Person), who or which alone or together with its Affiliates and Associates, shall, at any time after the date of this Agreement, become the Beneficial Owner of a number of shares of the outstanding Common Stock having 15% or more of the Voting Power of the Company;

then, and in each such case, the Board of Directors of the Company shall order the exchange of Common Stock for all or part of the then outstanding and exercisable Rights (except for the Rights held by an Acquiring Person or any Affiliate or Associate of such Acquiring Person or any transferee of such Acquiring Person or any Affiliate or Associate of such Acquiring Person) at an exchange ratio of three shares of Class A Common Stock per Class A Right, and three shares of Class B Common Stock per Class B Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio").

    Immediately upon the occurrence of an event specified in Sections 11(a)(ii)
(A) - (C) and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Class A Common Stock or Class B Common Stock equal to the number of such Class A Rights or Class B Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the
                                                  --------  -------
failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of Common Stock for Rights will be effected and the number of Rights which will be exchanged.

    In any exchange pursuant to this Section 11(a)(ii), the Company, at its option, may, in lieu of issuing one share of Class A Common Stock per Class A Right or one share of Class B Common Stock per Class B Right (subject to adjustment as aforesaid), issue that principal amount of debt securities of the Company per Right as the Board of Directors in good faith determines to have a Current Value equal at the time of such exchange to the Current Value of the share or shares of Class A Common Stock or Class B Common Stock, as the case may be, issuable in exchange for such Right.

    The Company shall not be required to issue fractions of shares of Common Stock or debt securities in a principal amount of less than $100 (the "Fractional Interest") or to distribute certificates which evidence Fractional Interests. In lieu of such Fractional Interests, the Company shall pay to the registered holders of the Right Certificates with regard to which such Fractional Interests would otherwise be issuable the fair market value of the Fractional Interest as determined in good faith by the Board of Directors, which in the case of fractional shares of Class A Common Stock or Class B Common Stock would be an amount in cash equal to the same fraction of the Current Value of a whole share of Class A Common Stock or Class B Common Stock, as the case may be.

    The Company shall not consummate any such merger, combination, transfer or transaction unless prior thereto there shall be sufficient authorized but unissued Class A Common Stock and Class B Common Stock to permit the exercise in full of the Rights in accordance with the foregoing.

        (b) In case the Company shall fix a record date for the issuance of rights or warrants to the holders of either shares of Class A Common Stock or Class B Common Stock entitling such holders (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Class A Common Stock or Class B Common Stock, as appropriate, or securities convertible into Class A Common Stock or Class B Common Stock, as appropriate, at a price per share of Class A Common Stock or Class B Common Stock (or having a conversion price per share, if a security convertible into Class A Common Stock or Class B Common Stock) less than the Current Value per share of Class A Common Stock or Class B Common Stock on such record date, then:

        (1) the Purchase Price of Class A Common Stock to be in effect after such record date shall be determined by multiplying the Purchase Price of Class A Common Stock, in effect immediately prior to such record date by a fraction, of which the numerator shall be the number of shares of Class A Common Stock outstanding on such record date plus the number of shares of Class A Common Stock which the aggregate offering price of the total number of shares of Class A Common Stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Current Value and of which the denominator shall be the number of shares of Class A Common Stock outstanding on such record date plus the number of additional shares of Class A Common Stock to be offered for subscription or purchase (or into which the convertible securities to be offered are initially convertible), and

    (2) the Purchase Price of Class B Common Stock to be in effect after such record date shall be determined by multiplying the Purchase Price of Class B Common Stock in effect immediately prior to such record date by a fraction, of which the numerator shall be the number of shares of Class B Common Stock outstanding on such record date plus the number of shares of Class B Common Stock which the aggregate offering price of the total number of shares of Class B Common Stock so to be offered (and/or the aggregate so to be offered) would purchase at such Current Value and of which the denominator shall be the number of shares of Class B Common Stock outstanding on such record date plus the number of additional shares of

    Class B Common Stock to be offered for subscription or purchase (or into which the convertible securities to be offered are initially convertible).

In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent. Shares of Common Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

        (c) In case the Company shall fix a record date for the making of a distribution to the holders of shares of Class A Common Stock or Class B Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets (other than with respect to all dividends declared, a regular periodic cash dividend at a rate not in excess of 125% of the rate of the last cash dividend theretofore paid, or other than a dividend payable in Common Stock) or subscription rights or warrants (excluding those referred to in
Section 11(b)), then:

        (1) the Purchase Price of Class A Common Stock to be in effect after such record date shall be determined by multiplying the Purchase Price of Class A Common Stock in effect immediately prior to such record date by a fraction, of which the numerator shall be the Current Value per share of Class A Common Stock on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one share of Class A Common Stock, and of which the denominator shall be such Current Value per share of Class A Common Stock, and

        (2) the Purchase Price of Class B Common Stock to be in effect after such record date shall be determined by multiplying the Purchase Price of Class B Common Stock, in effect immediately prior to such record date by a fraction, of which the numerator shall be the Current Value per share of Class B Common Stock on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one share of Class B Common Stock, and of which the denominator shall be such Current Value per share of Class B Common Stock.

Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price of Class A Common Stock or Class B Common Stock, as appropriate, shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

        (d) For the purpose of any computation hereunder, the "Current Value" per share of Class A Common Stock shall be the value of a share of Class A Common Stock as set forth in the most recently received annual appraisal report of the Company, and the "Current Value" per share of Class B Common Stock shall be the value of a share of Class B Common Stock as set forth in the most recently received annual appraisal report of the Company, such appraisal reports to be prepared by a nationally recognized investment banking firm chosen from time to time by the Board of Directors in its sole discretion; provided, however, that if at any time either the Class A Common Stock or the Class B Common Stock is registered pursuant to the Exchange Act, and a majority of the Continuing Directors determines that there is a sufficiently broad-based, active public trading market existing with respect to such Class, then "Current Value" per share with respect to such Class shall be determined in the same manner as is provided for the determination of the "Current Value" per share of common stock of a Principal Party as set forth in Section 13 hereof. The Company covenants and agrees that it shall obtain such appraisal reports no less frequently than once each calendar year.

        (e) Except as hereinafter provided, no adjustment in the Purchase Price of Class A Common Stock or Class B Common Stock shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 11(e)
- --------  -------
are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one-hundredth of a share as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which mandates such adjustment or (ii) the date of the expiration of the right to exercise any Rights.

        (f) In the event that at any time, as a result of an adjustment made pursuant to Section 11(a), the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than shares of

Common Stock, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares contained in Section 11(a) through (c), inclusive, and the provisions of Sections 7, 9, 10 and 13 with respect to the shares of Common Stock shall apply on like terms to any such other shares.

        (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price of Class A Common Stock or Class B Common Stock hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of shares of Common Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

        (h)  Unless the Company shall have exercised its election as provided in
Section 11(i), upon each adjustment of the Purchase Price of Class A Common Stock or Class B Common Stock as a result of the calculations made in Section 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of shares of that Class of Common Stock upon which the Right was initially issued (calculated to the nearest one-hundredth) obtained by (i) multiplying (x) the number of shares covered by a Right immediately prior to such adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

        (i) The Company may elect on or after the date of any adjustment of the Purchase Price of Class A Common Stock or Class B Common Stock, as the case may be, to adjust the number of such Class A Rights or Class B Rights, as the case may be, in substitution for any adjustment in the number of shares of Common Stock purchasable upon the exercise of such Right. Each of the Rights outstanding after such adjustment of the numbers of Rights shall be exercisable for the number of shares of Common Stock to which such Right related immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one-hundredth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price of a share of the Class of Common Stock upon which such Rights were initially issued in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i) the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

        (j) Irrespective of any adjustment or change in the Purchase Price or the number of shares of Common Stock issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price per share and the number of shares of Common Stock which were expressed in the initial Right Certificates issued hereunder.

        (k) Before taking any action that would cause an adjustment reducing the Purchase Price of Class A Common Stock or Class B Common Stock below the then par value of the shares of Class A Common Stock or Class B Common Stock issuable upon exercise of the Rights, the Company shall take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Class A Common Stock and Class B Common Stock at such adjusted Purchase Prices of Class A Common Stock and Class B Common Stock.

        (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price of Class A Common Stock or Class B Common Stock be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date the shares of Common Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the shares of Common Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment;

provided, however, that the Company shall deliver to such holder a due bill or
- --------  -------
other appropriate instrument evidencing such holder's right to receive such additional shares and securities upon the occurrence of the event requiring such adjustment.

        (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price of Class A Common Stock or Class B Common Stock, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of Common Stock, issuance wholly for cash of any Common Stock at less than the Current Value, issuance wholly for cash of Common Stock or securities which by their terms are convertible into or exchangeable for Common Stock, stock dividends or issuance of rights, options or warrants referred to hereinabove in this Section 11, hereafter made by the Company to holders of its Common Stock shall not be taxable to such stockholders.

        (n) The Company covenants and agrees that it shall not, at any time after the Distribution Date, (i) consolidate with any other Person (other than a Subsidiary of the Company in an action which complies with Section 11(o) hereof), (ii) merge with or into any other Person (other than a Subsidiary of the Company in an action which complies with Section 11(o) hereof) or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company or any of its Subsidiaries in one or more actions each of which complies with Section 11(o) hereof) if (x) at the time of or immediately after such consolidation, merger or sale there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation, merger or sale, the stockholders of the Person who constitutes, or would constitute, the Principal Party for purposes of Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates.

        (o) The Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by Section 23 or Section 26 hereof, take (or permit any Subsidiary of the Company to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

    Section 12.  Certification of Adjusted Purchase Price or Number of Shares.
                 ------------------------------------------------------------
Whenever an adjustment is made as provided in Section 11 or 13, the Company shall (a) promptly prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for Common Stock a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25. The Rights Agent may rely on such certificate which shall not be deemed to have knowledge of any such adjustment unless and until it shall have received such certificate. Notwithstanding the foregoing sentence, the failure of the Company to give such notice shall not affect the validity of, or the force or effect of, the requirement for such adjustment.

    Section 13.  Consolidation, Merger or Sale or Transfer of Assets or Earning
                 --------------------------------------------------------------
Power. In the event that on or at any time after a Stock Acquisition Date,
- -----
directly or indirectly, (a) the Company shall consolidate with, or merge with and into, any other Person, (b) any other Person shall consolidate, merge with and into the Company, the Company shall be the continuing or surviving corporation of such merger and, in connection with such merger, all or part of Common Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (c) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person (other than a pro rata distribution by the Company of assets (including securities) of the Company or any of its Subsidiaries to all holders of the Company's Common Stock), then, and in each such case:

        (A) except as provided in Section 6(c), Section 6(d) and Section 7(e), proper provision shall be made so that (i) each holder of a Class A Right and a Class B Right shall thereafter have the right to receive, upon the exercise thereof at the then-current Purchase Price of Class A Common Stock or Class B Common Stock, as appropriate, in accordance with the terms of this Agreement, such number of shares of common stock of the Principal Party (as hereinafter defined) as shall, based on the Current Value per share of the common stock of the Principal Party (determined in the manner as set forth in this Section 13(A); provided that for the purposes of this sentence, such determination shall be made by a majority of Continuing Directors if there are Continuing Directors) on the date of consummation of such consolidation, merger, sale or transfer, have a value equal to twice the Purchase

    Price; (ii) the Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such Principal Party; and (iv) the Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its common stock in accordance with Section 9) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the shares of its common stock thereafter deliverable upon the exercise of the Rights;

provided, however, that, upon the subsequent occurrence of any merger,
- --------  -------
consolidation, sale of all or substantially all assets, recapitalization, reclassification of shares, reorganization or other extraordinary transaction in respect of such Principal Party, each holder of a Right shall thereupon be entitled to receive, upon exercise of a Right and payment of the Purchase Price, such cash, shares, rights, warrants and other property which such holder would have been entitled to receive had such holder, at the time of such transaction, owned the shares of common stock of the Principal Party purchasable upon the exercise of a Right, and such Principal Party shall take such steps (including, but not limited to, reservation of shares of stock) as may be necessary to permit the subsequent exercise of the Rights in accordance with the terms hereof for such cash, shares, rights, warrants and other property.

    For the purpose of any computation hereunder, the "Current Value" per share of common stock of the Principal Party on any date shall be deemed to be the average of the daily closing prices per share of such stock for the 30 consecutive Trading Days immediately prior to such date; provided, however, that
                                                         --------  -------
in the event that the Current Value of such stock is determined during a period following the announcement by the issuer of such stock of a dividend or distribution on such stock payable in shares of such stock or securities convertible into share of such stock, and prior to the expiration of 30 Trading Days after the exdividend date for such dividend or distribution, then, and in each such case, the Current Value shall be appropriately adjusted to reflect the Current Value per share of such stock. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the shares of such stock are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of such stock are listed or admitted to trading or, if the shares of such stock are not listed or admitted to trading on any national securities exchange, the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc., Automated Quotation System ("NASDAQ") or such other system then in use, or, if on any such date the shares of such stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such stock selected by the Board of Directors of the Company. If on any such date no market maker is making a market in such stock, the fair value of such shares on such date as determined in good faith by the Board of Directors of the Company (or, when otherwise specified in this Agreement, by the Continuing Directors) shall be used. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the shares of such stock are listed or admitted to trading is open for the transaction of business or, if the shares of such stock are not listed or admitted to trading on any national securities exchange, a Monday, Tuesday,

Wednesday, Thursday or Friday on which banking institutions in the State of New York are not authorized or obligated by law or executive order to close. If such stock is not publicly held or not so listed or traded, "Current Value" per share shall mean the fair value per share as determined in good faith by the Board of Directors of the Company (or, when otherwise specified in this Agreement, by the Continuing Directors), whose determination shall be described in a statement filed with the Rights Agent.

        (B)  "Principal Party" shall mean
             (1) in the case of any transaction described in (a) or (b) of the first sentence of this Section 13, (i) the Person that is the issuer of any securities into which shares of Common Stock of the Company are converted in such merger or consolidation, or, if there is more than one such issuer, the issuer the common stock of which has the greatest market value or (ii) if no securities are so issued, (x) the Person that is the other party to the merger or consolidation and that survives said merger or consolidation, or, if there is more than one such Person, the Person the common stock of which has the greatest market value or (y) if the Person that is the other party to the merger or consolidation does not survive the merger or consolidation, the Person that does survive the merger or consolidation (including the Company if it survives); and

             (2) in the case of any transaction described in (c) of the first sentence of this Section 13, the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions, or, if each Person that is a party to such transaction or transactions receives the same portion of the assets or earning power so transferred or if the Person receiving the greatest portion of the assets or earning power cannot be determined, whichever of such Persons as is the issuer of common stock having the greatest market value of shares outstanding; provided, however, that in any such
                                            --------  -------
        case, (w) if the common stock of such Person is not at such time and has not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another corporation or other entity the common stock of which is and has been so registered, "Principal Party" shall refer to such other corporation or other entity, (x) if the common stock of such Person is not and has not been so registered and such Person is not a direct or indirect Subsidiary of another corporation or other entity the common stock of which is and has been so registered, "Principal Party" shall refer to the corporation or other entity which ultimately controls such Person,
        (y) in case such Person is a Subsidiary, directly or indirectly, of more than one corporation or other entity, the common stocks of all of which are and have been so registered, "Principal Party" shall refer to whichever of such corporations or other entities is the issuer of the common stock having the greatest market value of shares held by the public, and (z) in case such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in (w) -
        (y) above shall apply to each of the chains of ownership having an interest in such joint venture as if such party were a Subsidiary of both or all of such joint venturers and the Principal Parties in each such chain shall bear the obligations set forth in this Section 13 in the same ratio as their direct or indirect interests in such Person bear to the total of such interests.

        The Company shall not consummate any such consolidation, merger, sale or transfer unless prior thereto the Company and such issuer shall have executed and delivered to the Rights Agent a supplemental agreement making valid provision for the result described in subsections (A) and (B) above; provided,
                                                                     --------
however, that in no case may the Company consummate any such consolidation,
- -------
merger, sale or transfer if (i) at the time of or immediately after such transaction there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (ii) prior to, simultaneously with or immediately after such transaction, the shareholders of the Person who constitutes, or would constitute, the Principal Party for purposes of Section 13 shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates. The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers.

    Section 14.  Fractional Rights and Fractional Shares. (a) The Company shall
                 ---------------------------------------
not be required to issue fractions of Class A Rights or Class B Rights or to distribute Right Certificates which evidence fractional Class A Rights or Class B Rights. If the Company shall determine not to issue such fractional Rights, in lieu of such Fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such Fractional Rights would otherwise be issuable an amount in cash equal to the same fraction of the Current Market Value of a whole Class A Right or Class B Right, as appropriate. For the purposes of this Section 14(a), the Current Market Values of a whole Class A Right and a whole Class B Right shall each be determined in good faith by the Board of Directors.

        (b) The Company shall not be required to issue fractions of shares upon exercise of the Rights or to distribute certificates which evidence fractional shares of Common Stock. In lieu of fractional shares, the Company shall pay to the registered holders of Right Certificates at the time such Right Certificates are exercised as herein provided an amount in cash equal to the same fraction of the Current Market Value of a share of Common Stock upon which the Right was initially issued.

        (c) The holder of a Right by the acceptance of the Rights expressly waives his right to receive any fractional Rights or any fractional shares (other than fractions which are integral multiples of the fraction of a share for which a Right is then exercisable) upon exercise of a Right.

    Section 15.  Rights of Action. All rights of action in respect of this
                 ----------------
Agreement other than rights of action vested in the Rights Agent, are vested in the respective registered holders of the Right Certificates (and prior to the Distribution Date, the registered holders of Common Stock); and any registered holder of any Right Certificate (or, prior to the Distribution Date, any registered holder of Common Stock), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, any registered holder of Common Stock), may, on his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement.

    Section 16.  Agreement of Right Holders. Every holder of a Right by
                 --------------------------
accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

        (a) up to and including the Distribution Date, the Rights will be transferable only in connection with the transfer of Common Stock;

        (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent and then if surrendered at the principal stock transfer office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer; and

        (c) the Company and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificate or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

    Section 17.  Right Certificate Holder Not Deemed a Stockholder. No holder,
                 -------------------------------------------------
as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 24), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

    Section 18.  Concerning the Rights Agent. (a) The Company agrees to pay to
                 ---------------------------
the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises.

        (b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Right Certificate or certificate for Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons.

    Section 19.  Merger or Consolidation or Change of Name of Rights Agent. (a)
                 ---------------------------------------------------------
Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party or any corporation succeeding to the stock transfer business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21. In case at the time such successor Rights Agent shall succeed to the agency created by this

Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned, and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

        (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

    Section 20.  Duties of Rights Agent. The Rights Agent undertakes the duties
                 ----------------------
and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

        (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

        (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

        (c) The Rights Agent shall be liable hereunder only for its own negligence, bad faith or willful misconduct.

        (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

        (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any adjustment required under the provisions of Sections 11 or 13 or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after receipt of a certificate furnished pursuant to Section 12, describing such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Agreement or any Right Certificate or as to whether any shares of Common Stock will, when issued, be validly authorized and issued, fully paid and nonassessable.

        (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

        (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Rights Agreement and the date on and/or after which such action shall be taken or such omission shall be effective. The Rights Agent shall not be liable for any action taken by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.

    (h) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

    (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

    Section 21.  Change of Rights Agent. The Rights Agent or any successor
                 ----------------------
Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of Class A Common Stock and Class B Common Stock by registered or certified mail, and to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of Class A Common Stock and Class B Common Stock by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then such registered holder of a Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or of a state of the United States which is authorized under such laws to exercise stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of Class A Common Stock and Class B Common Stock, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 2l, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

    Section 22.  Issuance of New Right Certificates. Notwithstanding any of the
                 ----------------------------------
provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price per share of Class A Common Stock or Class B Common Stock and the number or kind or class of shares of stock or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement.

    Section 23.  Redemption. The Board of Directors may, at its option and as
                 ----------
provided herein, elect to redeem all but not less than all the then outstanding Rights at a redemption price of $.01 per Right, as such amount may be appropriately adjusted to reflect any combination or subdivision of the outstanding Common Stock, any dividend payable in Common Stock in respect of the outstanding Common Stock or any other similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price") at any time up to and including the tenth Business Day after a Stock Acquisition Date; provided,
                                                                     --------
however, that the Board of Directors of the Company may extend the time during
- -------
which the Rights may be redeemed at any time up to and including the twentieth Business Day after a Stock Acquisition Date; and provided, further, that the
                                                 --------  -------
Board of Directors may act only with the concurrence of a majority of the Continuing Directors and only if the Continuing Directors constitute a majority of the directors then in office in authorizing redemption of the Rights on or after the date of a change (resulting from a proxy or consent solicitation effected in compliance with applicable law) in a majority of the directors in office at the commencement of such solicitation if any Person who is a participant in such solicitation has stated (or, if upon the commencement of such solicitation, a majority of the Board has determined in good faith) that such Person (or any of its Affiliates or Associates) intends to take, or may consider taking, any action which would result in such Person becoming an Acquiring Person or which would cause the occurrence of any event described in
Section 11(a)(ii)(A)-(C) or in the first paragraph of Section 13 unless, concurrent with such solicitation, such Person (or one or more of its Affiliates or Associates) is making a cash tender offer for all outstanding shares of Common Stock not beneficially owned by such Person (or by its Affiliates or Associates). Promptly upon the action of the Board of Directors of the Company electing to redeem the Rights, the Company shall make a public announcement thereof, and on and after the date of such announcement, without any further action and without any further notice, the only right of the holders of Rights shall be to receive the Redemption Price and such holders shall have no right to exercise the Rights. As soon as practicable after the action of the Board of Directors ordering the redemption of the Rights, the Company shall give notice of such redemption to the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable prior to the expiration of the Company's right of redemption hereunder.

    Section 24.  Notice of Proposed Actions. In case the Company, after the
                 --------------------------
Distribution Date, shall propose (a) to pay any dividend payable in stock of any class to the holders of any class of its Common Stock or to make any other distribution to the holders of any class of its Common Stock (other than with respect to all dividends declared, a regular periodic cash dividend not in excess of 125% of the rate of the last cash dividend theretofore paid, or other than a dividend payable in Common Stock) (b) to offer to the holders of any class of its Common Stock rights or warrants to subscribe for or to purchase any additional shares of any class of Common Stock or shares of stock of any class or any other securities, rights or options, or (c) to effect any reclassification of any class of its Common Stock (other than a reclassification involving only the subdivision of outstanding shares of any class of Common Stock), or (d) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of more than 50%
of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person, or (e) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Right, in accordance with Section 25, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (a) or
(b) above at least twenty days prior to the record date for determining holders of Common Stock for purposes of such action, and in the case of any such other action, at least twenty days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock, whichever shall be the earlier. The failure to give notice required by this
Section 24 or any defect therein shall not affect the legality or validity of the action taken by the Company or the vote upon any such action.

    Section 25.  Notices. Notices or demands authorized by this Agreement to be
                 -------
given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

        The Providence Journal Company
        75 Fountain Street
        Providence, Rhode Island  02902

        Attention:  Mr. Stephen Hamblett,
                    Chairman and Chief Executive Officer

    Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

        The First National Bank of Boston
        Shareholder Services Division
        Mail Stop 45-02-16
        150 Royall Street
        Canton, Massachusetts 02021

        Attention:  Colleen H. Shea

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Rights Agent.

    Section 26.  Supplements and Amendments. Prior to the Distribution Date and
                 --------------------------
subject to the penultimate sentence of this Section 26, the Company and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of certificates representing shares of Common Stock. On and after the Distribution Date and subject to the penultimate sentence of this Section 26, the Company and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Right Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein,
(iii) to shorten or lengthen any time period hereunder (which shortening or lengthening, after the time that any Person becomes an Acquiring Person, shall be effective only if there are Continuing Directors and shall require the concurrence of a majority of such Continuing Directors), or (iv) to change or supplement the provisions hereof in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Right Certificates; provided, this Agreement may not be supplemented
                               --------
or amended to lengthen, pursuant to clause (iii) of this sentence, (A) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable, or

(B) any other time period, unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 26, the Rights Agent shall execute such supplement or amendment. Notwithstanding anything contained in this Agreement to the contrary, no supplement or amendment shall be made which changes the Redemption Price, the Expiration Date, the Purchase Price, the mandatory nature of the exchange provision set forth in Section 11(a)(ii), or the number of shares of Common Stock for which a Right is exercisable. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Stock.

    Section 27.  Successors. All the covenants and provisions of this Agreement
                 ----------
by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

    Section 28.  Benefits of this Agreement. Nothing in this Agreement shall be
                 --------------------------
construed to give to any person or corporation other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, registered holders of Common Stock) any legal or equitable right, remedy or claim under this Agreement;

but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates.

    Section 29.  Governing Law. This Agreement and each Right Certificate issued
                 -------------
hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State except for Sections 18, 19, 20 and 21, which for all purposes shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

    Section 30.  Counterparts. This Agreement may be executed in any number of
                 ------------
counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

    Section 31.  Severability. If any term, provision, covenant or restriction
                 ------------
of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, illegal, or unenforceable, (a) such invalid, illegal or unenforceable term, provision, covenant or restriction shall nevertheless be valid, legal and enforceable to the extent, if any, provided by such court or authority, and (b) the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

    Section 32.  Descriptive Headings. Descriptive headings of the several
                 --------------------
Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

    Section 33. Determinations and Actions Taken by the Board of Directors. For
                ----------------------------------------------------------
all purposes of this Agreement, any calculation of the number of shares of Common Stock or of any other class of capital stock outstanding at any particular time, including for purposes of determining the particular percentage of the Voting Power of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) (as in effect on the date of this Agreement) of the General Rules and Regulations under the Exchange Act. The Board of Directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement).

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

                                               THE PROVIDENCE JOURNAL COMPANY


                                               By_______________________________
                                                     Title______________________



                                               THE FIRST NATIONAL BANK OF BOSTON



                                               By_______________________________
                                                     Title______________________

                                                                      Exhibit A
                                                                      ---------




                           Form of Right Certificate



    Certificate No. R-  __________________ [Class A or Class B] Rights


    NOT EXERCISABLE UNTIL RIGHT OF REDEMPTION HAS EXPIRED. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.01 PER RIGHT (SUBJECT TO ADJUSTMENT) ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. IN THE EVENT THAT THE RIGHTS REPRESENTED BY THIS CERTIFICATE ARE ISSUED TO A PERSON WHO IS AN ACQUIRING PERSON OR AN ASSOCIATE OR AFFILIATE THEREOF (AS DEFINED IN THE RIGHTS AGREEMENT) OR CERTAIN TRANSFEREES THEREOF, THIS RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BE NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF THE RIGHTS AGREEMENT. THE RIGHTS ARE SUBJECT TO A RIGHT OF FIRST OFFER SET FORTH IN SECTION 6(d) OF THE RIGHTS AGREEMENT. UNDER THE RIGHTS AGREEMENT THE TRANSFER OF THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION 6(c). (PRECEDING SENTENCE TO BE INCLUDED ONLY ON CLASS B RIGHTS CERTIFICATES).



                               RIGHT CERTIFICATE

                        THE PROVIDENCE JOURNAL COMPANY





     This certifies that__________________________, or registered assigns, is the registered owner of the number of [Class A] [Class B] Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of [______________] (the "Rights Agreement"), between The Providence Journal Company, a Delaware corporation (the "Company"), and The First National Bank of Boston, a national banking association (the "Rights Agent"), to purchase from the Company, unless the Rights have been previously redeemed, at any time after the date on which the Company's right to redeem has expired and prior to the Expiration Date (as such term is defined in the Rights Agreement), at the principal stock transfer office of the Rights Agent, or its successor as Rights Agent, one fully paid nonassessable share of [Class A] [Class B] Common Stock, par value $1.00 per share of the Company ("Common Stock"), at a purchase price of $__________ per share (the "Purchase Price") upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of [_____________] based on the shares of Common Stock of the Company as constituted at such date.

    If the Rights evidenced by this Right Certificate are or were at any time on or after the Distribution Date beneficially owned by an Acquiring Person or an Affiliate or Associate of an Acquiring Person, such Rights shall be null and void and the holder of any such Right (including any subsequent holder) shall not have any right to exercise any such Right (all terms as defined in the Rights Agreement).

    As provided in the Rights Agreement, the Purchase Price and the number of shares of Common Stock which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

    This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and at the principal office of the Company.

    This Right Certificate, with or without other Right Certificates, upon surrender at the principal stock transfer office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase such number of shares of Common Stock as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

    Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $.01 per Right, subject to adjustment in certain events as provided in the Rights Agreement.

    No fractional shares of Common Stock will be issued upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof a cash payment shall be made, as provided in the Rights Agreement.

    No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Common Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or, to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

    This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

    WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of [_______________].


Attest:                                           THE PROVIDENCE JOURNAL COMPANY



_____________________________________             By:___________________________
   Secretary                                             Title:_________________


Countersigned:


______________________________________


By:___________________________________
    Authorized Signature

                  [Form of Reverse side of Right Certificate]

                              FORM OF ASSIGNMENT
                              ------------------


               (To be executed by the registered holder if such
              holder desires to transfer the Right Certificate.)


   FOR VALUE RECEIVED _____________________________________________ hereby sells, assigns and transfers unto __________________________________________

____________________________________________________________________________

                 (Please print name and address of transferee)

this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint____________________ Attorney to transfer the within Right Certificate on the books of the within-named Rights Agent, with full power of substitution.


Dated: ___________________, 19__


                                   __________________________________________
                                   Signature


Signature Guaranteed:

                                  Certificate
                                  -----------

    The undersigned hereby certifies (after due inquiry and to the best knowledge of the undersigned) by checking the appropriate boxes that:

        (l)  this Right Certificate [      ] is [        ] is not being sold,
assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement);

        (2)  the undersigned [        ] did [         ] did not acquire the
Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:_______________, 19__                     ____________________________
                                                Signature

Signature Guaranteed:



                                    NOTICE
                                    ------

    The signature to the foregoing Assignment must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                         FORM OF ELECTION TO PURCHASE
                         ----------------------------

                     (To be executed if holder desires to
                       exercise the Right Certificate.)


To The Providence Journal Company:

    The undersigned hereby irrevocably elects to exercise______________ Rights represented by this Right Certificate to purchase the shares of Common Stock issuable upon the exercise of such Rights and requests that certificates for such shares be issued in the name of:

Please insert social security
or other identifying number


____________________________________________________________________________
                        (Please print name and address)

____________________________________________________________________________

If such number of rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number


____________________________________________________________________________
                        (Please print name and address)

____________________________________________________________________________

Dated:_______________, 19__



                                      ________________________________________
                                      Signature


Signature Guaranteed:

                                  Certificate
                                  -----------

    The undersigned hereby certifies (after due inquiry and to the best knowledge of the undersigned) by checking the appropriate boxes that:

        (1)  the Rights evidenced by this Right Certificate [            ]
are [           ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement);

        (2)  the undersigned [         ] did [         ] did not acquire the
Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:______________, 19__


                                        ______________________________________
                                        Signature



Signature Guaranteed:



                                    NOTICE
                                    ------


   The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                                                    EXHIBIT B


                  SUMMARY OF RIGHTS TO PURCHASE COMMON STOCK
                  ------------------------------------------

    On [_________________], the Board of Directors of The Providence Journal Company (the "Company") declared a dividend distribution of one right (a "Class A Right") for each outstanding share of Class A Common Stock, par value $1.00 per share, of the Company ("Class A Common Stock"), and one right (a "Class A Right") for each share of Class B Common Stock, par value $1.00 per share, of the Company ("Class B Common Stock") (with the Class A Rights and the Class B Rights being hereinafter referred to as the "Rights" and the Class A Common Stock and the Class B Common Stock being hereinafter collectively referred to as the "Common Stock").

    The distribution is payable to the stockholders of record at the close of business on [________] and, in addition, the Company has authorized the issuance of one Class A Right with respect to each share of Class A Common Stock and one Class B Right with respect to each share of Class B Common Stock that shall become outstanding between [________] and the earlier of the Distribution Date or Expiration Date (as such terms are hereinafter described) or the date, if any, on which Rights may be redeemed. When exercisable, each Class A Right entitles the registered holder to purchase from the Company one share of Class A Common Stock at a price of $35,000.00 per share and each Class B Right entitles the registered holder to purchase from the Company one share of Class B Common Stock at a price of $______________ (the "Purchase Price"), subject to adjustment in certain events. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and The First National Bank of Boston, as Rights Agent (the "Rights Agent").

    Up to and including the Distribution Date, the Rights will be evidenced, with respect to any of the Common Stock certificates outstanding as of the close of business on [______________] by such Common Stock certificates, whether or not a copy of the Summary of Rights is attached thereto, and the Rights will be transferred with and only with Common Stock. In addition, up to and including the Distribution Date (or earlier redemption or expiration of the Rights), (i) new Common Stock certificates issued after [_______________], upon transfer or new issuance of Common Stock will contain a notation incorporating the Rights Agreement by reference and (ii) the surrender for transfer of any certificates for Common Stock outstanding on or after [___________________], with or without a copy of the Summary of Rights attached thereto, will also constitute the transfer of the Rights associated with Common Stock represented by such certificates. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

    Under the Rights Agreement, the Distribution Date is defined as the earlier of the tenth business day after (i) the commencement of a tender or exchange offer (as determined in good faith by the Board of Directors) by any person (other than a Specified Person, defined in the Rights Agreement to mean, among others, the Company, any Subsidiary of the Company, any employee benefit plan or employee stock plan of the Company or of any Subsidiary of the Company or any Person organized, appointed, established or holding Common Stock by, or pursuant to the terms of any such plan, any person who acquires in the aggregate l5% of the Voting Power of the Company in connection with a transaction or series of transactions approved prior to such transaction or transactions by the Board of Directors of the Company, any Person who beneficially owns, or is the owner of record of, one or more shares of Common Stock as of [______________], or any spouse or lineal descendant of such Person, or any revocable trust the settlor of which is such Person, spouse or lineal descendant, whether such Person acts alone or in concert with another such Specified Person, or certain other persons who acquire the requisite amount of Common Stock by bona fide gift or testamentary transfer, or otherwise involuntarily or who are owners of the requisite amount of Common Stock as of the date of the Rights Agreement) for a number of the outstanding shares of the Company's Common Stock having in the aggregate 15% or more of the Voting Power of the Company, unless the Board declares that the tenth business day following such tender or exchange offer shall not be considered a Distribution Date, or (ii) the date of a public announcement by an Acquiring Person (or determination by the Company, whether or not announced publicly) that an Acquiring Person has become such (the "Stock Acquisition Date"). In general, under the Rights Agreement an Acquiring Person is a person or group of affiliated or associated persons (other than a Specified Person) who has acquired or obtained the right to acquire beneficial ownership of shares of the outstanding shares of the Common Stock having in the aggregate 10% or more of the Voting Power of the Company.

    The Rights are not exercisable until after the date on which the Company's right to redeem has expired.

    The Rights will expire on _________________, 2005 (the "Expiration Date"), unless earlier redeemed by the Company as described below.

    The Purchase Price payable, and number of shares of Common Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on Common Stock, or a subdivision, combination or reclassification of

Common Stock, (ii) upon the grant to holders of Common Stock of certain rights or warrants to subscribe for Common Stock or convertible securities at less than the current market price of Common Stock, or (iii) upon the distribution to holders of Common Stock or evidences of indebtedness or assets (other than with respect to all dividends declared, a regular periodic cash dividend not in excess of 125% of the rate of the last cash dividend theretofore paid, or other than a dividend payable in Common Stock) or of subscription rights or warrants (other than those referred to above).

    In the event that (i) on or at any time after a Stock Acquisition Date, the Company is the surviving corporation in a merger or other business combination and its Common Stock remains outstanding and unchanged, (ii) an Acquiring Person engages in one or more self-dealing transactions specified in the Rights Agreement, (iii) a person (other than a Specified Person) alone, or together with his, her or its affiliates or associates, becomes the beneficial owner of a number of the outstanding shares of the Company's Common Stock having in the aggregate 15% or more of the Voting Power of the Company or (iv) during such time as there is an Acquiring Person, any of certain events described in the Rights Agreement occurs which results in such Acquiring Person's ownership interest being increased by more than 1%, then, and in each such case, the Board of Directors shall order the exchange of three shares of

Class A Common Stock per Class A Right and three shares of Class B Common Stock per Class B Right (or, in certain cases, other securities of the Company), which Exchange Ratio (determined as provided in the Rights Agreement) may be adjusted as provided in the Rights Agreement. Rights held by an Acquiring Person or any Affiliate or Associate of such Acquiring Person or any transferee of any of the foregoing shall not be so exchanged.

    In the event that, on or at any time after a Stock Acquisition Date, the Company is acquired in a merger or other business combination transaction (in which any shares of the Company's Common Stock are changed into or exchanged for other securities or assets) or more than 50% of the assets or earning power of the Company and its subsidiaries (taken as a whole) are sold, proper provision shall be made so that each holder of a Right (except as noted below) shall thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction would have a Current Value (determined as provided in the Rights Agreement) of two times the exercise price of the Right.

    If any Rights are or were at any time on or after the Distribution Date beneficially owned by an Acquiring Person or an Affiliate or Associate of an Acquiring Person, such Rights shall be null and void and the holder of any such Right (including any subsequent holder) shall not have any right to exercise any such Right.

    Rights are not exercisable until such time as the Rights are no longer redeemable by the Company as described below. With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares will be issued and in lieu thereof an adjustment in cash will be made based on the Current Value of Common Stock at such time (determined as provided in the Rights Agreement).

    Up to and including the tenth business day after a Stock Acquisition Date, which time period may be extended by the Board of Directors of the Company to any time up to and including the twentieth business day after a Stock Acquisition Date, the Company may redeem the rights in whole, but not in part, at a price of $.0l per Right, which amount may be adjusted as provided in the Rights Agreement (the "Redemption Price").

    Under certain circumstances set forth in the Rights Agreement, the decision to redeem or extend the redemption period shall require the concurrence of a majority of the Continuing Directors, and in certain cases may only be made if the Continuing Directors constitute a majority of the directors then in office. Promptly upon the action of the Board of

Directors of the Company electing to redeem the Rights, the Company shall make an announcement thereof and, upon such announcement, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

    The term "Continuing Director" means any member of the Board of Directors of the Company who was a member of the Board immediately prior to the time that any person became an Acquiring Person (or, if applicable pursuant to the terms of the Rights Agreement, prior to the date on which a change in a majority of the Directors occurs), or any member of the Board of Directors who becomes a member of the Board subsequent to the time that any person shall become an Acquiring Person if such person is recommended or approved by a majority of the Continuing Directors then in office, but shall not include an Acquiring Person, or any representative of such Acquiring Person.

    Other than those provisions relating to the principal economic terms of the Rights, any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. On and after the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights, or to shorten or lengthen any time period under the

Rights Agreement; provided, however, that the Expiration Date may not be
                  --------  -------
changed, the mandatory Exchange Feature may not be changed, and the time period for redemption may not be lengthened when the Rights are not redeemable.

    Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company with respect to a Right held, including, without limitation, the right to vote or to receive dividends.

    A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.